SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 28, 2006

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On August 28, 2006, Newmont Ghana Gold Limited (“NGGL”), a wholly owned subsidiary of Newmont Mining Corporation (“Newmont”), and the operator of Newmont’s 100% owned Ahafo Project in Ghana, was advised by the Volta River Authority (“VRA”), Ghana’s wholesale power utility, of power shortages in Ghana and the need for bulk users (including NGGL) to curtail their power consumption by as much as 50% due to repairs and retrofitting at its Aboadze Thermal Power Station and low levels of water in the Volta Reservoir serving its Akosombo Hydroelectic Facilities.

As an initial measure, NGGL has agreed with the VRA to operate its Ahafo plant in a batch processing mode which entails stockpiling ore and intermittent shut-downs while a longer term solution is investigated. NGGL is exploring various options, including supplemental self-generation from diesel generators. While NGGL and the mining industry in Ghana continue to work with the VRA to address these issues on a long-term basis, and the ultimate outcome of ongoing discussions cannot be determined at this time, NGGL anticipates that it would take up to 60 days to install additional diesel generating capacity at Ahafo. Under the current batch processing arrangement agreed with VRA, and until NGGL can achieve normal power levels, Newmont anticipates that its monthly forecasted production from Ahafo will be impacted by between 35% and 50%. Forecasted 2006 costs applicable to sales at Ahafo are also expected to increase approximately 10% to 20% as a result of the anticipated lower production.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the anticipated impact of activities at the company’s Ghana operations. Where the company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the company’s 2005 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the company’s other SEC filings. The company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: September 1, 2006

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